Filed Pursuant to Rule 424(b)(5)
Registration No. 333- 298606

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 3, 2026)

Up to $20,000,000

Common Shares

This prospectus supplement relates to the issuance and sale of our common shares, par value $0.01 per share, having an aggregate offering price of up to $20,000,000, from time to time solely through or to A.G.P./Alliance Global Partners ("A.G.P."), which we refer to as the sales agent. Pursuant to our shareholders' rights plan dated May 5, 2018 (the "Rights Plan"), each common share sold in this offering includes a preferred stock purchase right that trades with the common share. For more information on the Rights Plan, see “Item 10. Additional Information” and Exhibit 2.6 under the heading “Description of Securities” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025. These sales, if any, will be made pursuant to the terms of an equity distribution agreement between us and A.G.P., dated September 11, 2026 (the "Equity Distribution Agreement").

Our common shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “EDRY.” On September 10, 2026, the last reported sale price of our common shares on Nasdaq was $63.89 per share.

The compensation to A.G.P. for sales of common shares will be 3.0% of the gross sales price of all common shares sold through A.G.P. from time to time under the Equity Distribution Agreement. Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to the terms and conditions of the Equity Distribution Agreement, A.G.P. will use its commercially reasonable efforts to sell on our behalf any common shares to be offered by us under the Equity Distribution Agreement. The net proceeds from any sales under this prospectus supplement will be used as described under "Use of Proceeds" in this prospectus supplement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

In connection with the sale of our common shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is September 11, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-iii
ENFORCEABILITY OF CIVIL LIABILITIES	S-iv
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-v
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-8
CAPITALIZATION	S-9
DIVIDEND POLICY	S-10
DESCRIPTION OF CAPITAL STOCK	S-11
TAX CONSIDERATIONS	S-12
PLAN OF DISTRIBUTION	S-13
EXPENSES	S-15
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-15

BASE PROSPECTUS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	5
OUR CAPITALIZATION	6

PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF UNITS	19
TAX CONSIDERATIONS	20
EXPENSES	21
EXPERTS	21
LEGAL MATTERS	21
WHERE YOU CAN FIND ADDITIONAL INFORMATION	21

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”), utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and A.G.P. has not, authorized anyone to provide you with information that is different. We and A.G.P. take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

S-ii

ENFORCEABILITY OF CIVIL LIABILITIES

EuroDry Ltd. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Maroussi, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

EuroDry Ltd. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and the accompanying prospectus contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our future operating or financial results;

•	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	Dry bulk shipping industry trends, including charter rates and factors affecting vessel supply and demand;

•	fluctuations in our stock price as a result of volatility in securities markets;

•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;

•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	fluctuations in currencies, interest rates and foreign exchange rates;

•	availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	our expectations about the availability of vessels to purchase or the useful lives of our vessels;

•	our expectations relating to dividend payments and our ability to make such payments;

•	our ability to leverage to our advantage the relationships and reputations of Eurobulk Ltd. and Eurobulk (Far East) Ltd. Inc., our affiliated ship management companies, in the dry bulk shipping industry;

•	changes in seaborne and other transportation patterns;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from future litigation;

•	global and regional political conditions;

•	general political conditions or events, including “trade wars”, acts of terrorism and other hostilities, including piracy, the war between Russia and Ukraine, the conflict between the United States, Israel and Iran and related conflicts in the Middle East, the attacks on commercial vessels and effective shutdown of the Strait of Hormuz, the Houthi seizures and attacks on vessels traveling through the Red Sea and the Gulf of Aden;

•	the severity and duration of natural disasters or public health emergencies on our business and operations and any related remediation measures on our performance and business prospects; and

•	other factors discussed in the section titled “Risk Factors.”

S-iv

See the section entitled “Risk Factors” on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus, and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on April 28, 2026, and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WE CAUTION READERS OF THIS PROSPECTUS SUPPLEMENT AND ANY ADDITIONAL PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to EuroDry Ltd. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars.

Our Company

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or BCA, on January 8, 2018. We are a provider of worldwide ocean-going transportation services. We own and operate dry bulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. As of September 10, 2026, our fleet consisted of 11 dry bulk carriers (comprising two Kamsarmax dry bulk carriers, three Panamax dry bulk carriers, five Ultramax dry bulk carriers and one Supramax dry bulk carrier), all of which are in operation. The total cargo carrying capacity of our 11 dry bulk carriers is 766,420 dwt. In October 2024, we entered into two contracts for the construction of two Ultramax dry bulk carriers with a capacity of 63,500 dwt each, to be delivered in the second and third quarters of 2027. The total consideration for the two newbuilding contracts is approximately $71.8 million, which will be financed with a combination of debt and equity. In May 2026, we entered into contracts for the construction of two Kamsarmax dry bulk carriers with a capacity of 82,000 dwt each, to be delivered in first and second quarters of 2028. The total consideration for the two newbuilding contracts is approximately $74.0 million, which will be financed with a combination of debt and equity. After the delivery of our four newbuilding dry bulk carriers, our fleet will consist of 15 dry bulk carriers with a cargo carrying capacity of 1,057,420 dwt.

We actively manage the deployment of our fleet between spot market voyage charters and short term time charters, which generally last from several days to several weeks, and medium or longer term time charters, which can last up to several years. Some of our vessels may participate in shipping pools, or, in some cases in contracts of affreightment. We may also use freight forward agreement, or FFA, contracts to provide partial coverage for our dry bulk vessels - as a substitute for time charters - in order to increase the predictability of our revenues.

Vessels operating on medium and longer term time charters provide more predictable cash flows but can yield lower profit margins than vessels operating in the spot market during periods characterized by favorable market conditions. Vessels operating in the spot market generate revenues that are less predictable but may enable us to achieve increased profit margins during periods of high vessel rates although we are exposed to the risk of declining vessel rates, which may have a materially adverse impact on our financial performance. Vessels operating in pools benefit from better scheduling, and thus increased utilization, and better access to contracts of affreightment due to the larger commercial operation of the pool. We are constantly evaluating opportunities to increase the number of our vessels deployed on medium and longer term time charters upon expiration of our existing charters or to participate in shipping pools (if available for our vessels), however we only expect to enter into longer term time charters or shipping pools if we can obtain contract terms that satisfy our criteria. We carefully evaluate the length and the rate of the time charter contract at the time of fixing or renewing a contract considering market conditions, trends and expectations.

We constantly evaluate vessel purchase opportunities to expand our fleet accretive to our earnings and cash flow. Additionally, we will consider selling certain of our vessels when favorable sales opportunities present themselves. If, at the time of sale, the carrying value is less than the sales price, we will realize a gain on sale, which will increase our earnings, but if, at the time of sale, the carrying value of a vessel is more than the sales price, we will realize a loss on sale, which will negatively impact our earnings.

S-1

Our Fleet

As of September 10, 2026, the profile and deployment of our fleet is the following:

Name	Type	Dwt	Year Built	Employment(*)	TCE Rate ($/day)
Dry Bulk Vessels
EKATERINI	Kamsarmax	82,006	2018	TC until Sept-26	$20,900
XENIA	Kamsarmax	82,019	2016	TC until Oct-26	$20,000
ALEXANDROS P.	Ultramax	63,127	2017	TC until Oct-26	$30,000
CHRISTOS K***	Ultramax	63,197	2015	TC until Nov-26	$15,500
YANNIS PITTAS	Ultramax	63,243	2014	TC until Nov-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
MARIA***	Ultramax	63,153	2015	TC until Oct-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
GOOD HEART	Ultramax	62,996	2014	TC until Jun-27	Hire 115% of the Average Baltic Supramax S10TC index(**)
MOLYVOS LUCK	Supramax	57,924	2014	TC until Oct-26	Hire 101% of the Average Baltic Supramax S10TC index(**)
SANTA CRUZ	Panamax	76,440	2005	TC until Oct-26	$15,750
STARLIGHT	Panamax	75,611	2004	TC until Oct-26	$15,000
BLESSED LUCK	Panamax	76,704	2004	TC until Nov-26	$19,000
Total Dry Bulk Vessels	11	766,420

Vessels under construction	Type	Dwt	To be delivered
SBC XY164 (ARISTEIDIS)	Ultramax	63,500	Q2 2027
SBC XY166 (TROBONI)	Ultramax	63,500	Q3 2027
HL-B82-81 (NIKOS P)	Kamsarmax	82,000	Q1 2028
HL-B82-86 (CHRISTINA BEL)	Kamsarmax	82,000	Q2 2028
Total under construction	4	291,000

Notes:

(*) TC denotes time charter. Charter duration indicates the earliest redelivery date

(**) The average Baltic Supramax S10TC Index is an index based on ten Supramax time charter routes.

(***) The entity owning the vessel is 61% owned by EuroDry and 39% by NRP Project Finance AS.

Recent Developments

On July 23, 2026 the Company held its Annual General Meeting. The following proposals were approved by the Company’s shareholders and announced on July 24, 2026:

1.       Mr. Aristides J. Pittas, Mr. Anastasios Aslidis, and Mr. Aristides P. Pittas were re-elected as Class C Directors to serve for a term of three years until the Company’s 2029 Annual Meeting of Shareholders (“Proposal One”); and

2.       Deloitte Certified Public Accountants, S.A. was approved as the Company’s independent auditors for the fiscal year ending December 31, 2026 (“Proposal Two”).

S-2

On July 27, 2026, we drew $3.6 million from the loan up to $26.9 million signed on November 3, 2025, to fully finance the remaining pre-delivery instalments during the construction period and partly the final payment at delivery of Hull No XY164 (M/V “Aristeidis”).

On July 28, 2026, the Company entered into a committed term sheet with Alpha Bank S.A. in order to refinance the existing indebtedness of M/V “Ekaterini” with a loan of up to $19 million. The agreement is subject to customary documentation.

As of September 10, 2026, we had repurchased and cancelled 358,130 common shares, under our share repurchase program for an aggregate consideration of approximately $5.8 million, since the initiation of our share repurchase plan of up to $10 million announced in August 2022. The Board of Directors approved the continuation of the share repurchase plan for a further year in August 2026 and will review it again after a period of twelve months.

Corporate Information

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or the BCA. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece. Our telephone number at that address is +30-211-1804005. Our website address is http://www.eurodry.gr. The information on our website is not a part of this prospectus supplement.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “EDRY.”

S-3

THE OFFERING

Issuer	EuroDry Ltd., a Marshall Islands corporation

Common shares outstanding as of September 10, 2026	2,866,591 common shares

Common shares offered by us	Common shares with an aggregate offering price of up to $20,000,000

Common shares outstanding immediately after the offering	Up to 3,179,629 common shares (assuming that all shares offered in this offering are sold), based on 2,866,591 common shares outstanding on September 10, 2026 and assuming sales of 313,038 common shares in this offering at an assumed offering price of $63.89 per share, which was the closing price of our common shares on the Nasdaq Capital Market on September 10, 2026. The actual number of common shares issued will vary depending on the sales price under this offering.

Preferred share purchase rights	Our common shares include preferred share purchase rights, as described in the section of this prospectus supplement entitled “Description of Capital Stock.”

Use of proceeds	The net proceeds of this offering, after deducting A.G.P.’s commissions and our estimated offering expenses, will be used for general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our common shares involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our common shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.

Listing	Our common shares are traded on the Nasdaq Capital Market under the symbol “EDRY.”

S-4

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each, including the risks described under the heading “Item 3. Key Information-D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on April 28, 2026, and as updated by annual or other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein and in the accompanying prospectus. Please see the “Where You Can Find Additional Information” section in this prospectus supplement.

These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In that case, you may lose all or part of your investment in our common shares.

Risks Related to Our Common Shares and this Offering

Sales of our common shares could cause the market price of our common shares to decline.

Sales of a substantial number of our common shares in the public market, as contemplated herein, or the perception that these sales could occur, may depress the market price for our common shares, and our shareholders may experience dilution from these sales. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

Investors may experience significant dilution as a result of this offering and future offerings.

We are selling in this offering common shares having an aggregate offering price of up to $20,000,000 which, based on an assumed sale price of $63.89 per share (which is the closing price of our common shares on September 10, 2026), represents approximately 11% of our issued and outstanding common shares prior to the offering. Because the sales of the common shares offered hereby will be made directly into the market, the prices at which we sell these common shares will vary and these variations may be significant. If we sell all or a substantial portion of the total shares offered pursuant to this prospectus supplement, our existing stockholders may experience significant dilution as a result of this offering. An investor that purchases shares offered hereby will experience dilution if, following such purchase, we sell shares at prices significantly below the price at which the investor purchased its shares. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

Common shares to be issued in future equity offerings, or for vessels to be purchased in exchange for common shares, could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

S-5

Our Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

It is not possible to predict the actual number of common shares we will sell under the Equity Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with A.G.P. as set forth in the Equity Distribution Agreement.

Our management will have broad discretion over the use of the proceeds from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

We will have broad discretion in determining the specific uses of the net proceeds, if any from the sale of the common shares pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these proceeds effectively, our business, results of operations and financial condition may be materially and adversely affected. For more information, see "Use of Proceeds" on page S-8 of this prospectus supplement.

The market price of our common shares has recently been volatile and may continue to be volatile in the future, and as a result, investors in our common shares could incur substantial losses on any investment in our common shares.

The market price of our common shares has recently been volatile and may continue to be volatile in the future. For example, the reported closing sale price of our common shares on the Nasdaq Capital Market was $20.85 per share on March 4, 2026, $23.22 per share on June 1, 2026 and $53.69 per share on August 25, 2026. In addition, on August 24, 2026, the intra-day sale price of our common shares reported on the Nasdaq Capital Market fluctuated between a low of $42.64 per share and a high of $52.63 per share without any discernable announcements or developments by the Company or third parties to substantiate the movement of our stock price.

Among the factors that have in the past and could in the future affect our stock price are:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	changes in market valuations or sales or earnings estimates or publication of research reports by analysts;

•	changes in earnings estimates or shortfalls in our operating results from levels forecasted by securities analysts;

•	speculation in the press or investment community about our business or the shipping industry;

S-6

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	payment of dividends;

•	strategic actions by us or our competitors such as mergers, acquisitions, joint ventures, strategic alliances or restructurings;

•	changes in government and other regulatory developments;

•	additions or departures of key personnel;

•	general market conditions and the state of the securities markets; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The international dry bulk shipping industry has been highly unpredictable. In addition, the stock markets in general, and the markets for dry bulk shipping and shipping stocks in general, have experienced extreme volatility that has sometimes been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common shares. As a result of this volatility, our shares may trade at prices lower than you originally paid for such shares and you may incur substantial losses on your investment in our common shares.

Investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent an aggregate short exposure in our common shares becomes significant, investors with short exposure may have to pay a premium to purchase common shares for delivery to common shares lenders at times if and when the price of our common shares increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common shares. This is often referred to as a "short squeeze." A short squeeze could lead to volatile price movements in our common shares that are not directly correlated to our business prospects, operating performance, financial condition or other traditional measures of value for the Company or our common shares.

S-7

USE OF PROCEEDS

The net proceeds of this offering, if any, after deducting A.G.P.'s commissions and our estimated offering expenses, will be used for general corporate purposes, which may include the purchase of additional dry bulk carriers. To date, we have not specifically identified a particular vessel for acquisition.

We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree.

S-8

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

•	On an actual basis; and
•	On an as adjusted basis, to give effect to events that have occurred between July 1, 2026 and September 10, 2026: (a) $3,591,591 of installments drawn under our secured long-term debt for one of our newbuilding vessels, and (b) $3,045,000 of installments paid under our secured long term debt; and
•	On an as further adjusted basis to give effect to the issuance and sale of common shares pursuant to this prospectus supplement. This calculation assumed the issuance and sale of 313,038 common shares at an assumed price of $63.89 per share, which is the closing price of our common shares on the Nasdaq Capital Market on September 10, 2026, resulting in assumed gross proceeds of $20,000,000 (assuming that all shares offered in this offering are sold), or net proceeds of $19,340,000 after deducting an amount of $0.60 million concerning sales commissions and other expenses related to this offering. The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

As of June 30, 2026

(All figures in U.S. dollars, except for share amounts)	Actual*	As Adjusted**	As Further Adjusted**
Debt***:
Long-term bank loans, current portion	$21,736,765	$18,691,765	18,691,765
Long-term bank loans, net of current portion	75,650,925	79,242,516	79,242,516
Total debt	$97,387,690	97,934,281	97,934,281

Shareholder’s equity:
Common shares, $0.01 par value; 200,000,000 authorized shares; 2,866,591 shares issued and outstanding as at June 30, 2026; 2,866,591 shares issued and outstanding as adjusted; 3,179,629 shares issued and outstanding as further adjusted	$28,665	28,665	31,796
Additional paid-in capital	68,524,158	68,524,158	87,861,027
Retained earnings	31,537,824	31,537,824	31,537,824
Total Eurodry Ltd. common shareholders' equity	100,090,647	100,090,647	119,430,647
Non-controlling interest	9,354,174	9,354,174	9,354,174
Total shareholders’ equity	109,444,821	109,444,821	128,784,821
Total capitalization	$206,832,511	207,379,102	226,719,102

*	The “Actual” column is based on our report on Form 6-K furnished to the Commission on August 6, 2026.

**	The “As Adjusted” and “As further adjusted” additional paid-in capital do not include the incentive plan charge from July 1, 2026 to September 10, 2026.

***	Debt is secured by mortgages on all our vessels.

S-9

DIVIDEND POLICY

A description of our dividend policy can be found in Item 8.A "Financial Information - Consolidated Statements and Other Financial Information - Dividend Policy" of our Annual Report on Form 20-F for the year ended December 31, 2025, incorporated by reference in this prospectus supplement.

S-10

DESCRIPTION OF CAPITAL STOCK

For a description of our capital stock, see “Description of Capital Stock” in the accompanying prospectus and the information incorporated by reference therein.

S-11

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our annual report on Form 20-F for the year ended December 31, 2025, filed with the Commission on April 28, 2026 and incorporated by reference herein and in the accompanying prospectus.

S-12

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement (the "Equity Distribution Agreement") with A.G.P./Alliance Global Partners (“A.G.P.”) pursuant to which we may issue and sell common shares having an aggregate offering price of up to $20,000,000 from time to time solely through or to A.G.P. acting as sales agent or principal. A copy of the Equity Distribution Agreement will be filed with the Commission as an exhibit to a Report on Form 6-K, which will be incorporated by reference herein. Our common shares registered under this prospectus supplement are subject to sale under the Equity Distribution Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, A.G.P. may sell our common shares by any method permitted by law deemed to be an "at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common shares or to or through a market maker. We or A.G.P. may terminate the Equity Distribution Agreement and the offering of our common shares upon notice.

We will pay A.G.P. in cash, upon each sale of our common shares pursuant to the Equity Distribution Agreement, a commission equal to 3.0% of the aggregate gross proceeds from the sale of our common shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse A.G.P. in the amount not to exceed $40,000 for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the Equity Distribution Agreement, and for the reasonable and documented out-of-pocket expenses related to annual maintenance of the Equity Distribution Agreement (including but not limited to the reasonable and documented fees and disbursements of its legal counsel) on an annual basis in an amount not to exceed $15,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Equity Distribution Agreement, will be approximately $60,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common share.

Settlement for sales of common shares will occur on the first Trading Day (as such term is defined in the Equity Distribution Agreement) following the date on which any sales are made, or on some other date that is agreed upon by us and A.G.P. in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

A.G.P. will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common shares on our behalf, A.G.P. will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

Indemnification

We have agreed to indemnify A.G.P. against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Equity Distribution Agreement. We have also agreed to contribute to payments A.G.P. may be required to make in respect to such liabilities.

S-13

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by A.G.P., or by its respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on A.G.P.’s websites and any information contained in any other websites maintained by A.G.P. is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or A.G.P., and should not be relied upon by investors.

Termination

The offering of our common shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the Equity Distribution Agreement as permitted therein. We may terminate the Equity Distribution Agreement in our sole discretion at any time by giving ten days’ prior notice to A.G.P. A.G.P. may terminate the Equity Distribution Agreement under the circumstances specified in the Equity Distribution Agreement and in its sole discretion at any time by giving ten days’ prior notice to us.

S-14

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement (other than commissions and reimbursements payable to A.G.P. under the terms of the Equity Distribution Agreement), all of which will be paid by us.

Commission Registration Fees*		$2,762
FINRA Fees	$	**
Legal Fees and Expenses		$35,000
Accountants’ Fees and Expenses		$20,000
Miscellaneous Costs		$2,238
Total		$60,000

* The Commission Registration Fee of $27,620, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-298606) filed with the Commission with an effective date of September 3, 2026, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

** To be updated, if necessary, by amendment, supplement, or as an exhibit to Report on Form 6-K that is incorporated by reference in this registration statement.

LEGAL MATTERS

The validity of the common shares offered hereby and other matters relating to Marshall Islands, Liberian and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Duane Morris LLP, 22 Vanderbilt, 335 Madison Avenue, 23rd Floor, New York, NY 10017 is representing A.G.P. in this offering.

EXPERTS

The financial statements of EuroDry Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to EuroDry Ltd.’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.eurodry.gr. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.

S-15

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus supplement incorporates by reference the following documents:

•	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed to the Commission on April 28, 2026, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.
•Our Report on Form 6-K, furnished to the Commission on May 20, 2026, except for the three paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.

•	Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K furnished to the Commission on July 24, 2026, which contains the results of the Company’s 2026 Annual General Meeting, held on July 23, 2026.

•	Exhibit 1 to our Report of Foreign Private Issuer on Form 6-K furnished to the Commission on August 6, 2026, except for the four paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and A.G.P. has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference in this prospectus supplement and the accompanying prospectus by writing to or telephoning us at the following address:

EuroDry Ltd.
4 Messogiou & Evropis Street, 151 24 Maroussi Greece
+30-211-1804005 (telephone number)

These reports may also be obtained on our website at www.eurodry.gr. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.

S-16

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Capital Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

S-17

PROSPECTUS

$200,000,000

Common Shares (including Preferred Stock Purchase Rights), Preferred Shares, Debt Securities, Warrants and Units

Through this prospectus, we may periodically offer:

(1) our common shares (including preferred stock purchase rights),

(2) our preferred shares,

(3) our debt securities,

(4) our warrants, and

(5) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold under this prospectus may not exceed $200,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered by us in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol "EDRY". On August 25, 2026, the last reported sale price of our common shares was $53.69 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of August 25, 2026 is $65,613,529, based on 2,866,591 shares of common stock outstanding, of which 1,222,081 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $53.69 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

An investment in these securities involves risks. See the section entitled "Risk Factors" on page 4, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 3, 2026.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	5
OUR CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF UNITS	19
TAX CONSIDERATIONS	20
EXPENSES	21
EXPERTS	21
LEGAL MATTERS	21
WHERE YOU CAN FIND ADDITIONAL INFORMATION	21

i

 ABOUT THIS PROSPECTUS

As permitted under the rules of the U.S. Securities and Exchange Commission, or the Commission, this prospectus incorporates important business information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to EuroDry Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, +30-211-1804005. See "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus and the documents incorporated by reference. We are not making an offer to sell common shares in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "EuroDry," the "Company," "we," "us," "our," or similar references, mean EuroDry Ltd. and, where applicable, its consolidated subsidiaries.

ENFORCEABILITY OF CIVIL LIABILITIES

EuroDry Ltd. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Maroussi, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

EuroDry Ltd. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our future operating or financial results;
•	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	drybulk shipping industry trends, including charter rates and factors affecting vessel supply and demand;
•	fluctuations in our stock price as a result of volatility in securities markets;
•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;
•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
ii

•	fluctuations in currencies, interest rates and foreign exchange rates;
•	availability of crew, number of off-hire days, drydocking requirements and insurance costs;
•	our expectations about the availability of vessels to purchase or the useful lives of our vessels;
•	our expectations relating to dividend payments and our ability to make such payments;
•	our ability to leverage to our advantage the relationships and reputations of Eurobulk Ltd. (“Eurobulk”) and Eurobulk (Far East) Ltd. Inc. (“Eurobulk FE”), our affiliated ship management companies (each a “Manager” and together, the “Managers”), in the drybulk shipping industry; changes in seaborne and other transportation patterns;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from future litigation;
•	global and regional political conditions;
•	General political conditions or events, including “trade wars”, acts of terrorism and other hostilities, including piracy, the war between Russia and Ukraine, the conflict between the United States, Israel and Iran and related conflicts in the Middle East, the attacks on commercial vessels and effective shutdown of the Strait of Hormuz, the Houthi seizures and attacks on vessels traveling through the Red Sea and the Gulf of Aden;
•	the severity and duration of natural disasters or public health emergencies on our business and operations and any related remediation measures on our performance and business prospects; and
•	other factors discussed in the section titled "Risk Factors."

WE CAUTION READERS OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED. THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS.

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants and units described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will or may, as applicable, provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."

iii

 PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and our other filings with the SEC listed in the section of this prospectus entitled “Information Incorporated by Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

Our Company

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or BCA, on January 8, 2018. We are a provider of worldwide ocean-going transportation services. We own and operate drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. As of August 25, our fleet consisted of 11 drybulk carriers (comprising two Kamsarmax dry bulk carriers, three Panamax drybulk carriers, five Ultramax drybulk carriers and one Supramax drybulk carrier), all of which are in operation. The total cargo carrying capacity of our 11 drybulk carriers is 766,420 dwt. In October 2024, we entered into two contracts for the construction of two Ultramax drybulk carriers with a capacity of 63,500 dwt each, to be delivered in the second and third quarters of 2027. The total consideration for the two newbuilding contracts is approximately $71.8 million, which will be financed with a combination of debt and equity. In May 2026, we entered into contracts for the construction of two Kamsarmax drybulk carriers with a capacity of 82,000 dwt each, to be delivered in first and second quarters of 2028. The total consideration for the two newbuilding contracts is approximately $74.0 million, which will be financed with a combination of debt and equity. After the delivery of our four newbuilding drybulk carriers, our fleet will consist of 15 drybulk carriers with a cargo carrying capacity of 1,057,420 dwt.

1

Our Fleet

As of August 25, 2026, the profile and deployment of our fleet is the following:

Name	Type	Dwt	Year Built	Employment(*)
Dry Bulk Vessels
EKATERINI	Kamsarmax	82,006	2018	TC until Sept-26	$20,900
XENIA	Kamsarmax	82,019	2016	TC until Oct-26	$20,000
ALEXANDROS P.	Ultramax	63,127	2017	TC until Oct-26	$30,000
CHRISTOS K***	Ultramax	63,197	2015	TC until Nov-26	$15,500
YANNIS PITTAS	Ultramax	63,243	2014	TC until Nov-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
MARIA***	Ultramax	63,153	2015	TC until Aug-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
GOOD HEART	Ultramax	62,996	2014	TC until Jun-27	Hire 115% of the Average Baltic Supramax S10TC index(**)
MOLYVOS LUCK	Supramax	57,924	2014	TC until Aug-26	Hire 101% of the Average Baltic Supramax S10TC index(**)
SANTA CRUZ	Panamax	76,440	2005	TC until Oct-26	$15,750
STARLIGHT	Panamax	75,611	2004	TC until Oct-26	$15,000
BLESSED LUCK	Panamax	76,704	2004	TC until Aug-26	$12,500
Total Dry Bulk Vessels	11	766,420

Vessels under construction	Type	Dwt	To be delivered
SBC XY164 (ARISTEIDIS)	Ultramax	63,500	Q2 2027
SBC XY166 (TROBONI)	Ultramax	63,500	Q3 2027
HL-B82-81 (NIKOS P)	Kamsarmax	82,000	Q1 2028
HL-B82-86 (CHRISTINA BEL)	Kamsarmax	82,000	Q2 2028
Total under construction	4	291,000

Notes:

(*) TC denotes time charter. Charter duration indicates the earliest redelivery date

(**) The average Baltic Supramax S10TC Index is an index based on ten Supramax time charter routes.

(***) The entity owning the vessel is 61% owned by EuroDry and 39% by NRP Investors.

2

Corporate Information

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or BCA. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece. Our telephone number at that address is +30-211-1804005. Our website address is http://www.eurodry.gr. The information on our website is not a part of this prospectus.

Recent Developments

On May 20, 2026, we announced the signing of two contracts with Hengli Shipbuilding (Dalian) for the construction of two 82,000 dwt Kamsarmax bulk carriers. Both vessels are eco and are built to EEDI phase 3 design standard; they are scheduled to be delivered during the first and second quarters of 2028. The total consideration for the two newbuilding contracts is approximately $74.0 million and will be financed with a combination of debt and equity. The contracts are conditional upon receiving a refund guarantee from a bank acceptable to the Company.

On July 23, 2026 the Company held its Annual General Meeting. The following proposals were approved by the Company’s shareholders and announced on July 24, 2026:

1.	Mr. Aristides J. Pittas, Mr. Anastasios Aslidis, and Mr. Aristides P. Pittas were re-elected as Class C Directors to serve for a term of three years until the Company’s 2029 Annual Meeting of Shareholders (“Proposal One”); and
2.	Deloitte Certified Public Accountants, S.A. was approved as the Company’s independent auditors for the fiscal year ending December 31, 2026 (“Proposal Two”).

On July 28, 2026, the Company entered into a committed term sheet with Alpha Bank S.A. in order to refinance the existing indebtedness of M/V “Ekaterini” with a loan of up to $19 million. The agreement is subject to customary documentation.

As of August 25, 2026, we had repurchased and cancelled 358,130 common shares, under our share repurchase program for an aggregate consideration of approximately $5.8 million, since the initiation of our share repurchase plan of up to $10 million announced in August 2022. The Board of Directors approved the continuation of the share repurchase plan for a further year in August 2026 and will review it again after a period of twelve months.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, up to $200,000,000 of:

(1) our common shares (including preferred stock purchase rights),

(2) our preferred shares,

(3) our debt securities,

(4) our warrants, and

(5) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

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 RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks discussed under the heading "Item 3. Key Information-D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2025 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities. Please see "Where You Can Find Additional Information - Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition, results of operations or the price of our common stock.

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USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

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OUR CAPITALIZATION

A prospectus supplement will include information on the Company’s consolidated capitalization.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

o	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
o	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
o	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
o	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

o	enter into transactions involving short sales of our common shares by broker-dealers;
o	sell common shares short and deliver the shares to close out short positions;
o	enter into options or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
o	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

 We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

At the time that any particular offering of common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We will bear the costs relating to the securities offered and sold by us under this registration statement.

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DESCRIPTION OF CAPITAL STOCK

Under our amended and restated articles of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 2,866,591 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 shares of preferred stock par value $0.01 per share. As of the date of this prospectus, there are no preferred shares issued and outstanding. There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares of stock are in registered form.

For a description of our capital stock, see “Item 10. Additional Information” and Exhibit 2.6 under the heading “Description of Securities” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference herein.

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DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. As of the date of this prospectus, we have no preferred shares outstanding. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as "subsequent filings". The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures". Unless otherwise permitted by applicable law, each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture may be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The debt securities may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. A description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Unless otherwise indicated in subsequent filings with the Commission, no indenture will limit the amount of debt securities which may be issued, and each indenture will provide that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and, if unsecured, will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities as described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;

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•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;
•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	whether the debt securities are convertible and the terms of such conversion;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;
•	any terms with respect to subordination;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

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Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities may be secured or unsecured, and if unsecured, would rank on an equal basis with all our other unsecured debt except subordinated debt. The senior debt securities may also be convertible.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured). Subordinated debt may be secured or convertible.

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

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Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities, will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

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•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

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Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

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The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

18

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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TAX CONSIDERATIONS

A description of the material Marshall Islands, Liberian and United States federal income tax considerations applicable to us and U.S. Holders and Non-U.S. Holders can be found in Item 10.E "Additional Information – Taxation" of our Annual Report on Form 20-F for the year ended December 31, 2025, incorporated by reference in this prospectus.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$27,620	*
FINRA fee	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Indenture trustee fees and expenses	$		**
Rating agency fees	$		**
Transfer Agent fees	$		**
Miscellaneous	$		**
Total	$		**

*	Includes the $22,040 previously paid in connection with unsold securities pursuant to Rule 457(p).

**	To be updated, if necessary, by amendment, supplement or as an exhibit to Report on Form 6-K that is incorporated by reference in this registration statement.

EXPERTS

The financial statements of EuroDry Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to EuroDry Ltd.’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. In addition, you can obtain information about us at the offices of the Nasdaq Capital Market. Further information about our company is available on our website at http://www.eurodry.gr. The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

21

In addition to the documents identified elsewhere in this prospectus as being incorporated by reference, we incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on April 28, 2026, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.
•	Our Report on Form 6-K, furnished to the Commission on May 20, 2026, except for the three paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.
•	Our Report on Form 6-K, furnished to the Commission on June 23, 2026.
•	Our Report on Form 6-K, furnished to the Commission on July 24, 2026.
•	Our Report on Form 6-K, furnished to the Commission on August 6, 2026, except for the four paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference in this prospectus by writing or telephoning us at the following address:

EuroDry Ltd.

4 Messogiou & Evropis Street

151 24 Maroussi, Greece

+30-211-1804006

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Capital Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Up to $20,000,000

Common Shares

______________________________________

Prospectus Supplement

______________________________________

Sole Sales Agent

A.G.P.

September 11, 2026